EXHIBIT 99.1

TSS Revenue Grows 172% to a Record $148.1 Million in FY 2024

Increases EPS to $0.24, Up from $0.00 in 2023

Fueled by Continuous Rise in Demand for AI Rack Integration

ROUND ROCK, TEXAS – March 27, 2025 – TSS, Inc. (Nasdaq: TSSI), a data center services company that integrates AI and other high-performance computing infrastructure and software and provides related data center services, today reported results for its fourth quarter and year ended December 31, 2024.

“2024 was a transformative year by all accounts, driven by strong operational execution and our commitment to customer service as we capture the soaring demand for AI rack integration and capitalize on opportunistic procurement services,” commented Darryll Dewan, CEO of TSS. “For the full year, we delivered organic revenue growth of 172%, earnings per share of $0.24 compared to just over breakeven last year and Adjusted EBITDA of $10.2 million, up 283% from 2023. We signed a multi-year agreement with our largest customer, solidifying our position as a key partner for executing its technology roadmap, particularly AI rack integration. We exited the year with strong momentum, securing debt financing for the buildout of our new state-of-the-art facility, which is progressing according to plan, and achieving impressive fourth quarter revenue and diluted EPS growth of 105% and 300%, respectively.”

Dewan continued, “The outlook for our industry is robust with significant capital investment flowing into AI-enabling technologies. With a strong operational foundation established and capacity expansion underway, we are confident in our ability to capitalize on these trends and deliver profitable growth, generate positive cash from operations and further enhance value for our shareholders.”

Full-Year 2024 Financial Highlights:

(All comparisons are to Full-Year 2023)

•	Revenues of $148.1 million, up 172%

o	Systems Integration revenues of $22.6 million, up 157%
o	Facilities Management revenues of $8.0 million, up 13%
o	Procurement revenues of $117.5 million, up 205%

•	Gross profit of $22.4 million, up 103% on growth in all service lines
•	Net income of $6.0 million compared to $74,000
•	Diluted EPS of $0.24, up from $0.00
•	Adjusted EBITDA of $10.2 million, up 283%

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Fourth Quarter 2024 Financial Highlights:

(All comparisons are to Fourth Quarter 2023)

•	Revenues of $50.0 million, up 105%

o	Systems Integration revenues of $7.9 million, up 264%
o	Facilities Management revenues of $1.6 million, up 11%
o	Procurement revenues of $40.5 million, up 95%

•	Gross profit of $7.2 million, up 121%, driven by growth and greater contribution from higher margin revenues
•	Net income of $1.9 million, up 471%
•	Diluted EPS of $0.08, up from $0.02
•	Adjusted EBITDA of $3.4 million, up 267%

2025 Outlook

Dewan concluded, “We are highly optimistic about our growth prospects in 2025 and beyond given the outsized opportunities in our sector, our strong customer relationships and expanded capacity. Our profitability will continue to be influenced by our revenue mix. Procurement Services represents nearly 80% of revenues in 2024 and is characterized by wider quarter-to-quarter revenue variability and margins that are typically below our corporate average. In our higher-margin Systems Integration and Facilities Management businesses, we expect growth at a significantly higher rate than our overall business.”

“We have made significant progress in the readiness of our new facility and expect to be fully operational by June.  Looking ahead to 2025, we expect an overall high level of EBITDA growth for the year compared to 2024.  The second quarter will mark initial contributions from our new facility, with that segment ramping as rack volumes grow through the year and in 2026.”

Quarterly Conference Call Details

The Company will conduct a conference call at 5:00 p.m. Eastern time today. To participate on the conference call, please dial 888-506-0062 toll free from the U.S. or Canada. Other international callers may access the call at 1-973-528-0011. The event ID number is 410860.

A replay will be available until June 27, 2025. To access the replay, dial 1-877-481-4010 or 1-919-882-2331. When prompted, enter Conference Passcode 52156.  Investors may also access a live audio webcast of this conference call and replay the call for one year following the webcast, at https://www.webcaster4.com/Webcast/Page/2294/52156

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About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before net interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, provision for bad debts and certain extraordinary items. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding items that may, or could, have a disproportionately positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS specializes in simplifying the complex. The TSS mission is to streamline the integration and deployment of high-performance computing infrastructure and software, ensuring that end users quickly receive and efficiently utilize the necessary technology. Known for flexibility, the company builds, integrates, and deploys custom, high-volume solutions that empower data centers and catalyze the digital transformation of generative AI and other leading-edge technologies essential for modern computing, data, and business needs. TSS's reputation is built on passion and experience, quality, and fast time to value. As trusted partners of the world's leading data center technology providers, the company manages and deploys billions of dollars in technology each year. For more information, visit www.tssiusa.com.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect our future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers and our ability to diversify our customer base; risks relating to operating in a highly competitive industry; risks relating to supply chain challenges; risk related to changes in labor market conditions; risks related to the implementation of a new enterprise resource IT system; risks related to the development of our procurement services business; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating to our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2023. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Contacts:

Hayden IR	TSS, Inc.
James Carbonara (646) 755-7412	Danny Chism, CFO
Brett Maas (646) 536-7331	(512) 310-4908
tssi@haydenir.com	dchism@tssiusa.com

-- Tables Follow –

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TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	December 31,	December 31,
	2024	2023

Assets
Current Assets
Cash and cash equivalents	$23,222	$11,831
Contract and other receivables, net	16,203	3,527
Costs and estimated earnings in excess of billings on uncompleted contracts	851	1,310
Inventories, net	15,394	2,343
Prepaid expenses and other current assets	248	302
Total current assets	55,918	19,313
Property and equipment, net	8,591	628
Lease right-of-use assets	24,213	4,062
Goodwill	780	780
Other assets	4,787	817
Total assets	$94,289	$25,600
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$51,061	$14,362
Deferred revenues, current	2,613	3,370
Lease liabilities, current	966	688
Total current liabilities	54,640	18,420
Non-current liabilities:
Long-term debt, non-current	8,200	-
Lease liabilities, non-current	23,540	3,631
Deferred revenues, non-current	771	-
Total non-current liabilities	32,511	3,631
Total liabilities	87,151	22,051
Stockholders’ Equity
Preferred stock	-	-
Common stock	3	2
Additional paid-in capital	74,200	72,103
Treasury stock	(6,730)	(2,245)
Accumulated deficit	(60,335)	(66,311)
Total stockholders' equity	7,138	3,549
Total liabilities and stockholders’ equity	$94,289	$25,600

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TSS, Inc.

Condensed Consolidated Statements of Operations

(In thousands except per-share values)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(unaudited)	(unaudited)
Results of Operations:
Revenues:
Procurement	$40,497	$20,774	$117,519	$38,515
Facilities management	1,620	1,463	8,005	7,067
Systems integration	7,908	2,171	22,620	8,817
Total revenues	50,025	24,408	148,144	54,399
Cost of revenues	42,812	21,145	125,793	43,398
Gross profit	7,213	3,263	22,351	11,001
Operating expenses:
Selling, general and administrative	4,246	2,468	13,240	8,931
Depreciation and amortization	211	71	608	320
Total operating costs	4,457	2,539	13,848	9,251
Income from operations	2,756	724	8,503	1,750
Interest expense	721	498	2,737	1,971
Interest income	(188)	(124)	(562)	(355)
Other expense	207	-	194	-
Income before income taxes	2,016	350	6,134	134
Income tax provision	103	15	158	60
Net income	$1,913	$335	$5,976	$74

Earnings per common share - Basic	$0.09	$0.02	$0.27	$0.00
Earnings per common share - Diluted	$0.08	$0.02	$0.24	$0.00

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 TSS, Inc.

Adjusted EBITDA Reconciliation (GAAP to non-GAAP)

(In thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Net income	$1,913	$335	$5,976	$74

Interest expense, net	533	374	2,175	1,616
Depreciation and amortization	211	71	608	320
Income tax provision	103	15	158	60
EBITDA	$2,760	$795	$8,917	$2,070
Stock based compensation	630	128	1,235	581
Adjusted EBITDA	$3,390	$923	$10,152	$2,651

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